UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2009

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 403-5000

NOT APPLICABLE

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On December 31, 2008, The Phoenix Companies, Inc. (the “Company”) completed the separation of its Asset Management business from its Life and Annuity business, through the distribution of the common stock of its majority-owned subsidiary, Virtus Investment Partners, Inc. (“Virtus”), to its stockholders. As a result of the distribution, each Company stockholder received one share of Virtus common stock for every 20 shares of Company common stock that such stockholder owned at the close of business of the New York Stock Exchange on the record date, which was December 22, 2008. No fractional shares of Virtus were issued. Those stockholders who were otherwise entitled to receive fractional shares of Virtus will receive cash in lieu of fractional shares.

Item 9.01

Financial Statements and Exhibits.

(a)

Not applicable

(b)

Pro forma financial information

Unaudited Pro Forma Consolidated Statement of Income and Comprehensive Income for the nine months ended September 30, 2008 and for the years ended December 31, 2007, 2006 and 2005 and the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2008, to reflect the effects of the spin-off of Virtus, as adjusted for the retained operations of Goodwin Capital Advisers, Inc. are filed as Exhibit 99.1 and incorporated herein by reference.

(c)

Not applicable

(d)

Exhibits

The following exhibit is filed herewith:

99.1

Unaudited Pro Forma Consolidated Statement of Income and Comprehensive Income for the nine months ended September 30, 2008 and for the years ended December 31, 2007, 2006 and 2005 and the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: January 6, 2009	By:	/s/ David R. Pellerin
	Name:	David R. Pellerin
	Title:	Senior Vice President and Chief Accounting Officer